ASSET PURCHASE AGREEMENT


                                      DATED

                                  JUNE 2, 2000

                                      AMONG

                                 ARTISOFT, INC.,


                           TRITON TECHNOLOGIES, INC.,

                          SPARTACOM TECHNOLOGIES, INC.,

                                       AND

                                 SPARTACOM INC.
              (FOR PURPOSES OF ARTICLES IV, VI, XI AND XIII HEREOF)

                            ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT dated as of June 2, 2000, among Artisoft, Inc., a Delaware corporation ("Artisoft"), Triton Technologies, Inc., a Delaware corporation ("Triton"; Triton and Artisoft are referred to individually herein as a "Seller" and collectively as the "Sellers"), Spartacom Technologies, Inc., a Delaware corporation ("Purchaser"), and, for purposes of Articles IV, VI, XI and XIII hereof, SpartaCom Inc., a Georgia corporation ("SpartaCom").

     This Agreement sets forth the terms and conditions upon which Sellers will sell to Purchaser, and Purchaser will purchase from Sellers, certain assets of Sellers.

     In consideration of the mutual agreements contained herein, the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     As used in this Agreement each of the following terms shall have the following meaning:

     1.01 "Acquired Assets" shall mean all right, title and interest in the assets used to conduct the business currently conducted by Sellers of developing network operating systems and communications software for small/medium sized businesses and retail point-of-sale; remote computing and system recovery software for enterprises of all sizes; and wireless messaging software for digital pagers and PCS cellular telephones (the "CSG Business") excluding (i) the Excluded Assets (as hereinafter defined), and (ii) any liabilities not expressly assumed under this Agreement and shall include, without limitation, the following:

          (a) all computers, machinery and equipment, tools, furnishings and other items of tangible personal property used in the CSG Business ("Equipment") owned by Sellers, and leasehold interests in Equipment held by Sellers, including the Equipment listed on Schedule 1.01(a);

          (b) all software products, computer software in object code, in source code and in binary form, technical information, software development, and research procedures and records, engineering data, know-how and designs related to the CSG Business, including those listed on Schedule 1.01(b);

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
          (c) all deferred charges and security deposits under leases to be assumed by Purchaser including those listed on Schedule 1.01(c);

          (d) with respect to the CSG Business, all rights and interest of Sellers in, to and under, prepaid operating expenses, contract rights, backlog, purchase orders and commitments, customer, prospect and reference lists, goodwill, secrets, processes, and formulas, maintenance records and know-how, work in progress, and supplies, including those listed on Schedule 1.01(d);

          (e) all of Sellers' respective right, title and interest in all trademarks, trademark applications and registrations, together with the goodwill relating thereto, other than the trademark "Artisoft", all patents and patents applications, and all copyright and copyright applications used in the CSG Business, including those listed on Schedule 1.01(e);

          (f) all of Sellers' Federal, state and local governmental licenses, permits, approvals and authorizations relating to the CSG Business to the extent such permits, approvals and authorizations are transferable, including those listed on Schedule 1.01(f);

          (g) all of Sellers' inventory, including raw materials, work in process, finished goods, tooling, spare parts and supplies used in the CSG Business (the "Inventory"), including the Inventory listed on Schedule 1.01(g);

          (h) all intangible assets of Sellers used in the CSG Business, including telephone and facsimile numbers, e-mail addresses, domain names, customer, prospect and reference lists, technical information, manufacturing procedures and records, computer software, trade secrets, formulae, processes, technology, innovations, inventions, engineering drawings, designs, patterns and similar information generally described as know-how, research, marketing and other data, together with the goodwill relating thereto, including the domain names and telephone numbers listed on Schedule 1.01(h) hereto;

          (i) all of the books and records of Sellers related to the CSG Business, including records relating to the purchase of supplies or services, and to the production and sale of software products or services, catalogs, manuals, computerized books and records, and maintenance records;

          (j) all insurance benefits, rights and proceeds relating to the Acquired Assets or the Assumed Liabilities (as hereinafter defined);

          (k) all claims of Sellers against third parties relating to the Acquired Assets, whether known or unknown, contingent or noncontingent;

          (l) all rights of Sellers relating to the CSG Business relating to deposits, prepaid expenses, claims for refunds (other than Tax refunds) and rights of offset;

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
          (m) all leasehold interest in real property held by Sellers and used in the CSG Business, including leasehold improvements thereto, listed on
Schedule 1.01(m); and

          (n)  all  of  Sellers'  other  rights,  properties,   assets,  claims,
contracts and businesses of every kind, character and description, whether tangible or intangible, real, personal or mixed, whether accrued, contingent or otherwise and wherever located used in the CSG Business, except the Excluded Assets.

     1.02 "Assumed Liabilities" shall mean (and are expressly limited to):

          (a) liability with respect to vacation accrued by employees of Sellers employed in the CSG Business through the Closing Date who are hired on the Closing Date by Purchaser, provided the same shall not exceed eighty thousand dollars ($80,000) in the aggregate; and

          (b) all obligations of Sellers to be performed or satisfied after the Closing under all the contracts, leases, purchase orders, commitments and agreements of Sellers listed on Schedule 1.02, which are included in the Acquired Assets, but not liabilities or obligations resulting from any performance, default or breach by either Seller thereunder prior to the Closing.

     1.03 "Excluded Assets" shall mean:

          (a) the accounts receivable of Sellers as at the Closing Date,

          (b) the assets relating to Artisoft's computer telephony business which are not used in the CSG Business;

          (c) the minute books and stock records of Sellers;

          (d) the capital stock of Triton owned by Artisoft;

          (e) all personnel records or other records which either Seller is required by law to retain in its possession;

          (f) the trademark "Artisoft";

          (g) any contract or agreement relating to a Limited Assignment Asset (as hereinafter defined) where the counter party to such contract or agreement has indicated that it will not consent to the transfer thereof to Purchaser; and

          (h)  the  assets  listed  on  Schedule  1.03,   which  are  not  being
transferred to Purchaser at the Closing pursuant to this Agreement.

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
     1.04 "Retained Liabilities" shall mean all liabilities and obligations of, or claims against, Sellers of whatever nature, whether accrued, absolute, contingent or otherwise, other than the Assumed Liabilities, including, without limitation, the following:

          (a) all liabilities and obligations of a Seller to pay Taxes (as defined in Section 1.05 hereof), including all Taxes of whatever nature arising from the transactions contemplated by this Agreement;

          (b) all liabilities arising from or with respect to any Employee Benefit Plan (as defined in Section 1.06 hereof) or collective bargaining agreement of Sellers or inuring to the benefit of Sellers' respective employees including, without limitation, any Severance Agreement or Change of Control Agreement;

          (c) any liability with respect to any actual or alleged employee or former employee work-related injury which occurred on or prior to the Closing Date;

          (d) any liability of any kind (including, without limitation, life, medical, accident and other insurance coverage) relating to any employee or former employee of Sellers arising out of or relating to any event which occurred prior to the Closing Date including, without limitation, any liability with respect to accrued vacation through the Closing Date with respect to employees of a Seller whom Purchaser does not hire on the Closing Date;

          (e) any liability of a Seller under any litigation, proceeding or claim of any nature by any person or entity, including for any violation of law or other legal requirement, arising out of or relating to any event which occurred prior to the Closing Date, whether or not such litigation, proceeding or claim is pending, threatened or asserted before, on or after the Closing Date;

          (f) any liability relating to any Environmental Condition (as defined in Section 5.17 hereof) which existed or occurred on or prior to the Closing Date;

          (g) any liability resulting from any defect or other deficiency (whether in design, materials, workmanship, labeling, instruction or otherwise) with respect to any product manufactured or sold or any service provided by a Seller or any other business the assets of which have been purchased by a Seller prior to the Closing, or any liability relating to any warranty obligation incurred by a Seller or such other business for any such product or service (other than any obligation arising out of any breach of warranty prior to the Closing);

          (h) all liabilities and obligations of a Seller for accounts payable, whether or not reflected on the Balance Sheet (as defined in Section 5.05 hereof);

          (i) any liability or obligation under any real property leases listed on Schedule 1.04(i);

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
          (j) any liability or obligation under any contract, lease, purchase order, commitment or agreement listed on Schedule 1.02 arising out of or relating to any performance, default or breach by either Seller thereunder prior to the Closing; and

          (k) the liabilities referred to in Section 4.14;

          (l) any liability or obligation under any contract or agreement relating to a Limited Assignment Asset, where the counter party to such contract or agreement has indicated that it will not consent to the transfer thereof to Purchaser; and

          (m) any liability, obligation or claim of whatever nature, whether accrued, absolute, contingent or otherwise, which is not specifically assumed by Purchaser pursuant to this Agreement.

     1.05 "Taxes" shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including, without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, alternative or add-on minimum, estimated, license, environmental, customs duties, stamp, social security, unemployment, disability, registration, and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof or payable pursuant to any tax sharing agreement or any other contract.

     1.06 "Employee Benefit Plan" shall mean any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation maintained or contributed by Sellers.

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                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES

     2.01 PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants set forth herein, at the Closing, Sellers will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase, acquire and accept the Acquired Assets, free and clear of all liens, security interests, charges, claims, equities or encumbrances of whatever nature.

     2.02 CONSIDERATION.  In consideration of the sale, assignment, transfer and
delivery  of  the  Acquired   Assets,   Purchaser  will  deliver  the  following
consideration at the Closing:

          (a) One Million Nine Hundred Ninety-One Thousand Dollars ($1,991,000) in cash, less the amount of liability for accrued vacation assumed by Purchaser in accordance with Section 1.02(a) hereof, to be paid to Sellers by certified or official bank check or wire transfer of funds to an account designated by Sellers to Purchaser at least five (5) business days prior to the Closing; and

          (b) an Instrument of Assumption in the form of Exhibit A hereto, relating to the Assumed Liabilities.

                                   ARTICLE III

                                   THE CLOSING

     3.01 TIME AND PLACE. The Closing of the transactions contemplated by this Agreement will take place at the offices of the Bureau Francis Lefebvre-New York, 712 Fifth Avenue, New York, New York at 10:00 A.M. local time, on the Closing Date (as hereinafter defined). Subject to Section 12.01 hereof, the Closing shall occur as soon as possible after all conditions set forth in Articles IX and X have been satisfied or waived, on a date specified in a written notice from Purchaser to Seller, given at least five (5) days prior to such date. The date of the Closing is hereinafter sometimes referred to as the "Closing Date."

     3.02 DELIVERIES BY SELLER. As a condition to the obligations of Purchaser hereunder, Sellers will deliver to Purchaser at the Closing the following:

          (a) a duly executed Bill of Sale in the form of Exhibit B hereto;

          (b) all documents of title necessary to transfer ownership to Purchaser of any of the assets listed on Schedules 1.01(a) - (n) hereof;

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          (c) all other deeds,  endorsements,  assignments and other instruments as, in the reasonable opinion of counsel for Purchaser, are necessary to vest in Purchaser good and marketable title to the Acquired Assets;

          (d) all documents as, in the reasonable opinion of counsel for Purchaser, are necessary to release and extinguish all liens and encumbrances on any of the Acquired Assets;

          (e) the agreements referred to in Article IV hereof, duly executed by the Seller(s) party thereto; and

          (f) all other previously undelivered agreements and other documents required to be delivered by Sellers at or prior to the Closing in connection with the transactions contemplated by this Agreement.

     3.03 DELIVERIES BY PURCHASER. As a condition to the obligations of Sellers hereunder, Purchaser will deliver to Sellers at the Closing the following:

          (a) the consideration set forth in Section 2.02;

          (b) the agreements referred to in Article IV hereof, duly executed by Purchaser; and

          (c) all other previously undelivered agreements and documents required to be delivered by Purchaser at or prior to the Closing in connection with the transactions contemplated by this Agreement.

     3.04 LIMITED ASSIGNMENT ASSETS. If the Closing would cause any of the Limited Assignment Assets (as hereinafter defined) automatically to revert to any third parties, or to give rise to any right of purchase by any third party, or would cause the agreement pursuant to which a Seller's rights in such Limited Assignment Assets derives to be deemed terminated or otherwise breached, or if a third party indicates its intention to exercise its right not to consent to the transfer to Purchaser of a Limited Assignment Asset, and Purchaser elects to waive any closing conditions relating to such consent, then, if the Closing occurs, such Limited Assignment Asset shall not be transferred hereby and such Seller shall retain the ownership of such Limited Assignment Asset but shall provide to Purchaser substantially the same economic benefit in respect of such Limited Assignment Asset as Purchaser would have received if such Limited Assignment Asset were actually an Acquired Asset, by means of subcontract, license or lease, to the extent permitted by such Limited Assignment Asset; provided that Sellers jointly and severally agree to use their best commercial efforts to obtain all approvals, consents and waivers relating to all Limited Assignment Assets either before or as soon as practicable after the Closing. "Limited Assignment Assets" shall mean Acquired Assets, if any, which may not be transferred or assigned without the approval or consent of, or waiver by, a

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third party,  or as to which the transfer or assignment  thereof would otherwise be deemed a breach of an agreement with a third party.

     3.05 FURTHER ASSURANCES. After the Closing, Sellers shall from time to time, at the request of Purchaser and without further cost or expense to Purchaser, execute and deliver such other instruments of conveyance and transfer and take such other actions as Purchaser may reasonably request in order to more effectively consummate the transactions contemplated hereby and to vest in Purchaser good and marketable title to the Acquired Assets including, without limitation, all documents required to register the assignments to Purchaser of all of Sellers' right, title and interest in and to the intellectual property listed on Schedule 5.14(a) hereof.

                                   ARTICLE IV

                       RELATED AGREEMENTS AND TRANSACTIONS

     4.01 HOLD HARMLESS.

          (a) Sellers jointly and severally covenant and agree to hold Purchaser and its affiliates and associates (as hereinafter defined) harmless from and to defend Purchaser and its affiliates and associates against any liability and out-of-pocket expenses, including attorneys' fees and disbursements, arising out of claims made, or suits or proceedings brought, against Purchaser or its affiliates or associates by any party relating to any Retained Liabilities.

          (b) Purchaser and SpartaCom jointly and severally covenant and agree to hold Sellers and their respective affiliates and associates harmless from and defend Sellers and their respective affiliates and associates against any liability and out-of-pocket expenses, including attorneys' fees and disbursements, arising out of claims made, or suits or proceedings brought, against Sellers or their respective affiliates and associates by any party relating to any Assumed Liabilities.

     4.02 BULK SALES LAWS. Sellers jointly and severally covenant and agree to indemnify and hold harmless Purchaser from any and all claims made by creditors of Sellers (other than creditors with respect to the Assumed Liabilities) relating to provisions of the "bulk sales laws" of any State or other jurisdiction which may be applicable to the transactions contemplated hereby and from all reasonable out-of-pocket costs (including reasonable attorneys' fees) incurred in the defense of any claims made under such laws.

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     4.03 MAIL RECEIVED AFTER CLOSING; INQUIRIES. For a period of five (5) years from the Closing:

          (a) Sellers shall promptly deliver or cause to be promptly delivered to Purchaser all mail received by Sellers relating to the Acquired Assets or the Assumed Liabilities;

          (b) Sellers shall promptly redirect to Purchaser's electronic mail server all electronic mail messages (i) relating to the Acquired Assets or the Assumed Liabilities, (ii) addressed to former employees of the Sellers who are then-current employees of Purchaser, or (iii) addressed to the e-mail addresses listed on Schedule 4.03 hereto ("Schedule 4.03 Addresses"). Sellers shall automatically forward to Purchaser's server all electronic messages received at the Schedule 4.03 Addresses during the one (1) year period immediately following the Closing. During the subsequent four (4) year period, Sellers shall manually forward to Purchaser's server electronic messages received at the Schedule 4.03 Addresses which relate to the Acquired Assets or the Assumed Liabilities;

          (c) Purchaser may receive and open all mail addressed to Sellers and deal with the contents thereof in its discretion to the extent that such mail and the contents thereof relate to the Acquired Assets or the Assumed
Liabilities, and Purchaser shall promptly deliver or cause to be promptly delivered to Sellers all such mail received by Purchaser which does not relate to the Acquired Assets or the Assumed Liabilities; and

          (d) Sellers shall promptly refer or transmit to Purchaser any inquiry received relating to the Acquired Assets or the Assumed Liabilities.

     4.04 ACCESS BY SELLER. After the Closing, Purchaser shall afford Sellers and their counsel, accountants and other representatives reasonable access during regular business hours upon reasonable prior notice to such books and records of Sellers acquired by Purchaser pursuant hereto as may be reasonably necessary in order for Sellers to prepare tax reports and returns required to be filed by them or to respond to inquiries by governmental authorities or for other appropriate reasons. Purchaser shall not dispose of any such books or records of Sellers until it has given reasonable written notice to Sellers of its intention to do so and given Sellers a reasonable opportunity to take possession of such books and records to be disposed of.

     4.05 ALLOCATION AGREEMENT. At the Closing, Purchaser and Sellers shall enter into an allocation agreement (the "Allocation Agreement") substantially in the form of Exhibit C hereto satisfying the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated pursuant thereto. Neither Purchaser nor Sellers shall take a reporting position contrary to the Allocation Agreement.

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     4.06 CONFIDENTIALITY; COMPETITION.

          (a) The parties acknowledge that the value of confidential information developed by Sellers and related to the Acquired Assets is attributable substantially to the fact that such information is maintained by Sellers in the strictest confidentiality and secrecy and is not available to others without the expenditure of substantial time, effort and money. Sellers acknowledge that Purchaser would be irreparably damaged if Sellers' confidential knowledge of and directly related to the Acquired Assets were disclosed to or utilized on behalf of Sellers or any other person, firm, corporation or other business organization which engages in the design, research, development, manufacture, promotion, marketing, distribution and/or sale of products of the type designed, developed, manufactured, promoted, marketed, distributed and/or sold in connection with the CSG Business by Purchaser or any of its affiliates, including the Acquired Assets, or products which compete with such products, and Sellers jointly and severally covenant and agree that they shall not, directly or indirectly, at any time, and shall ensure that their respective directors, officers, then-current employees, agents, affiliates, associates (as the terms "affiliate" and "associate" are defined by the rules and regulations promulgated under the Securities Act of 1933, as amended) (each a "Controlled Person", provided, however, that "Controlled Person" shall not be deemed to include the directors of Artisoft who are not and have not at any time been employed by either Seller) shall not, directly or indirectly, at any time, without the prior written consent of Purchaser, disclose or use any such confidential information. Notwithstanding the foregoing, if a Seller or a Seller's Controlled Person is requested or required by governmental or judicial authorities (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any such confidential information, Sellers agree to provide Purchaser with prompt notice of such request(s) so that Purchaser may seek an appropriate protective order and/or waive the Sellers' compliance with this Section 4.06(a). It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder, a Seller or a Seller's Controlled Person is nonetheless, in the opinion of its counsel, compelled to disclose such confidential information under penalty of contempt or other penalty or liability, such Seller or Controlled Person may disclose such information to the extent required to avoid such penalty or liability without liability hereunder. For purposes of this Agreement, (i) a product "competes with" a CSG Business product of Purchaser or any of its affiliates if such product can be substituted for any CSG Business product, or any part thereof, designed, manufactured, promoted, marketed, distributed and/or sold by Purchaser or any of its affiliates, and (ii) a business "engages in competition" with Purchaser or its affiliates if it designs, manufactures, promotes, markets, distributes or sells any such product referred to in the preceding clause (i).

          (b) To further secure the interests of Purchaser hereunder, Sellers jointly and severally covenant and agree that for a period of five (5) years from the Closing Date, neither Sellers nor any of their respective Controlled Persons shall, directly or indirectly, engage in competition with, or directly or indirectly perform services (as employee, manager, consultant, independent contractor, advisor or otherwise) for any business, or own any equity interest

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in any enterprise  (other than an aggregate of not more than one percent (1%) of the stock issued by any publicly held corporation) that engages in competition with Purchaser or any of its affiliates. In addition, during such period, Sellers shall not (and shall assure that none of their respective Controlled Persons shall) directly or indirectly solicit, raid or entice, or otherwise induce any customer of Purchaser or any of its affiliates to cease doing business therewith or to do business with a competitor with respect to products that are competitive with the CSG Business products of Purchaser or any of its affiliates.

          (c) To further secure the interests of Purchaser hereunder, Sellers jointly and severally agree that for a period of five (5) years from the Closing Date, Sellers shall not (and shall assure that none of their respective Controlled Persons shall), directly or indirectly, solicit for employment, offer employment to, or employ for such person's own account or the account of any other person, any person who is on the date hereof or on the Closing Date or thereafter becomes an employee or consultant of Purchaser or any of its affiliates.

          (d) Each Seller agrees that the provisions of this Section 4.06 are reasonable in scope and duration and necessary to protect the interests of Purchaser in confidential information. Sellers expressly agree that, in addition to any other rights or remedies which Purchaser may have, Purchaser shall be entitled to injunctive and other equitable relief to prevent a breach of this
Section 4.06 by Sellers, including a temporary restraining order or an injunction from any court of competent jurisdiction restraining any threatened or actual violation, and Sellers waive the making of a bond or undertaking as a condition for obtaining such relief.

     4.07 NO DISPARAGEMENT. Sellers on one hand, and Purchaser and SpartaCom on the other hand, each jointly and severally agree that such party shall not (and shall assure that none of its Controlled Persons shall) at any time, directly or indirectly, disparage the business reputation, products or services of the other party or any of its affiliates.

     4.08 TRADEMARK LICENSE AGREEMENT. At the Closing, Artisoft and Purchaser shall enter into a trademark license agreement substantially in the form of Exhibit D hereto.

     4.09 CERTAIN EMPLOYEE MATTERS. Purchaser shall have the right to interview and to hire the employees of the CSG Business, but Purchaser shall not be obligated to hire any such employee. If Purchaser notifies Sellers at or prior to the Closing that it intends to hire one or more employees, then effective upon the Closing, Sellers shall terminate such employees and release them from all obligations which might interfere with their ability to perform as employees of Purchaser. Except as provided in Section 1.02(a), Sellers shall be responsible and liable for any and all severance and other costs and liabilities relating to all terminations of Sellers' employees. Sellers shall jointly and severally indemnify and hold Purchaser harmless with respect to any liability or expense (including reasonable attorneys' fees) arising from the matters referred to in the pervious sentence. Nothing in this Agreement shall be construed as a third-party beneficiary contract for the benefit of any employee of Sellers. Nothing herein shall prevent or restrict in any way the right of Purchaser to terminate, reassign, demote or promote any employee or to change in any way the titles, duties, authority, compensation or Employee Benefits or other terms of employment of any employee it hires.

     4.10 TRANSITIONAL SERVICES AGREEMENTS.

          (a) At the Closing, Artisoft and Purchaser shall enter into a services agreement substantially in the form of Exhibit E hereof; and

          (b) Except as otherwise provided in the Services Agreement, within ten
(10) days following the termination or expiration of the Services Agreement, Sellers shall have removed all software and data files which do not relate to the CSG Business from all computers which are Acquired Assets, without damaging, losing or impairing the capacity or functionality of any such computer or any other data or software stored or installed in any such computer. Purchaser shall, upon reasonable prior written notice, afford Sellers reasonable access to such computers under supervision of Purchaser's employees or representatives for the purpose of fulfilling Sellers' obligations under this Section 4.10(b).

     4.11 WEB SITE LINKING. For a period of five (5) years following the Closing, Artisoft shall (i) identify on its home page the CSG Business products previously provided by Artisoft and thereafter provided by Purchaser or any of its affiliates; and (ii) provide click-through capabilities to a web site designated by Purchaser to Artisoft.

     4.12 EMPLOYEE BENEFIT PLANS; INSURANCE. Sellers acknowledge that they will be obligated to offer coverage under Sellers' group medical plan to the employees of the Sellers following termination of their employment with the Sellers pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). Purchaser agrees to use its best efforts to obtain health insurance coverage for its employees as soon as practicable after the Closing. As an interim measure, Purchaser shall reimburse Sellers for the Cost (as hereinafter defined) of such COBRA coverage for any former employee of the Sellers hired by Purchaser while such employee remains in Purchaser's employ ("Covered Employees") within 30 days after Purchaser's receipt of Sellers' invoice therefor. "Cost" shall mean, with respect to COBRA coverage extended to Covered Employees, the actual allocable premiums paid by Sellers to provide COBRA coverage to the Covered Employees.

     4.13 GFI SUBLICENSE. At the Closing, Artisoft and Purchaser shall enter into a Sublicense in the form of Exhibit F hereto relating to the License Agreement dated January 21, 1998 between GFI Fax and Voice, Ltd. and Artisoft.

     4.14 PRODUCT RETURNS.

          (a) If any products sold by Sellers prior to the Closing are returned to Purchaser for a cash refund or credit memo ("Returned Products"), Purchaser shall promptly notify Sellers of such return and Sellers shall be solely liable for paying such refund or reimbursing Purchaser for such credit, and the same shall be a Retained Liability. Sellers shall pay such refunds promptly after notice from Purchaser. The provisions of this Section 4.14(a) shall apply only to Returned Products returned to Purchaser (i) within six (6) months after the Closing and (ii) having an aggregate value not in excess of the greater of (A) Fifty Thousand Dollars ($50,000) (based on the original invoice of the Returned Products) or (B) twelve percent (12%) of "Channel Inventory" (as hereinafter defined). As used herein, "Channel Inventory" shall mean products of the CSG Business in the inventory of OEM's and distributors of the CSG Business on the Closing Date, whether or not Sellers have received payment for such products.

          (b) The provisions of Section 4.14(a) notwithstanding,  during the six
(6)-month period after the Closing, if in Purchaser's sole discretion, Purchaser determines to resell any Returned Products, Purchaser shall refund Sellers for the cost of goods of such Returned Products promptly after Purchaser's receipt of the proceeds of such resale.

     4.15 FOURTH QUARTER OEM PAYMENTS. All payments received by either Purchaser or Sellers with respect to sales of CSG Business products by the OEM's listed on
Schedule 4.15 for the quarter ending June 30, 2000 ("Fourth Quarter Sales") shall be prorated such that Sellers shall receive payment for the number of days elapsed from April 1, 2000 to the Closing Date and Purchaser shall receive payment for the number of days elapsed from the Closing Date to June 30, 2000. With respect to each payment for Fourth Quarter Sales received by a party, it shall within ten (10) days of receipt thereof pay to the other party its pro rata share of such payment and provide the other party with a written statement specifying the manner in which the payment was calculated, together with a copy of the statement(s) and report(s) submitted by the OEM.

     4.16 COSESSION (EVALUATION VERSION) LICENSE AGREEMENT LICENSE AGREEMENT. At the Closing, Artisoft and Purchaser shall enter into a CoSession (evaluation version) license agreement substantially in the form of Exhibit G hereto.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                   OF SELLERS

     Sellers jointly and severally represent and warrant to Purchaser as set forth below, subject to the exceptions set forth in the disclosure schedules attached hereto ("Sellers' Disclosure Schedules"), the section numbers and letters of which correspond to the section numbers and letters of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, any information disclosed under one section of the Sellers' Disclosure Schedules shall, should the existence of the information be relevant to any other section of the Sellers' Disclosure Schedules, be deemed to be disclosed in all sections of the Sellers' Disclosure Schedules but only to the extent that the relevance of such information to such other section is reasonably apparent in the section of the Sellers' Disclosure Schedules on which such information is disclosed. For purposes of this Agreement, "Knowledge of Sellers" means that any director or officer of a Seller is actually aware of the fact or matter in question or that a prudent individual in the position of any of the foregoing could be expected to become aware of such fact or matter in the course of conducting a reasonable investigation regarding the accuracy of any representation or warranty contained in this Agreement.

     5.01 DUE AUTHORIZATION AND EXECUTION; VALID AND BINDING AGREEMENT.

          (a) The execution, delivery and performance by each Seller of this Agreement have been duly authorized by all necessary corporate action. The copies of the respective corporate minutes or records of corporate action of Sellers authorizing the execution of this Agreement and the actions contemplated thereby, heretofore delivered to Purchaser, are accurate and complete copies of such minutes and records and such minutes and records reflect in all material respects the corporate actions of Sellers' respective boards. This Agreement has been duly executed and delivered by Sellers and constitutes a valid and binding agreement of each Seller, enforceable in accordance with its terms.

          (b) No action, consent, authorization or approval of the stockholders of Artisoft is required under its organizational documents or applicable law in connection with the execution, delivery and performance of this Agreement or the transactions contemplated hereby.

     5.02 CORPORATE ORGANIZATION; ETC. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and is duly qualified or licensed to do business as a foreign company in good standing in all jurisdictions in which the ownership of property or the conduct of its business requires such qualification, except where such failure would not have a material adverse effect on the business, prospects, financial condition, working capital, cash flow, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations of the CSG Business (a "Seller Material Adverse Effect"). The copies of the respective organizational documents of Sellers and the certificates evidencing their good standing heretofore delivered to Purchaser are accurate and complete copies of such instruments as presently in effect.

     5.03 NO VIOLATION. Neither the execution and delivery of this Agreement by Sellers nor the consummation of the transactions contemplated hereby will violate any provision of the respective organizational documents of Sellers, or violate, or conflict with, or constitute a default under, or cause the amendment, modification or acceleration of, or give any party the right to amend, modify or refuse to perform, or modify the time within which duties are to be performed or rights or benefits are to be received under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any of the Acquired Assets under, any lease, agreement, understanding, restriction or commitment to which a Seller is a party or by which a Seller is bound, or to which any of the Acquired Assets is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority or agency.

     5.04 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES; ETC. Except as disclosed on Schedule 5.04, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or consent or approval of any other person or entity, is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by Sellers.

     5.05 FINANCIAL STATEMENTS.

     Sellers have heretofore delivered to Purchaser: (i) the Annual Reports of Artisoft on Form 10-K for the fiscal years ended June 30, 1999 and June 30, 1998, including unaudited financial statements and supplementary data, (ii) the unaudited balance sheet of Artisoft as at March 31, 2000 and an unaudited statement of income for the nine (9)-month period then ended, and (iii) an unaudited balance sheet of the CSG Business as at March 31, 2000 (the "Balance Sheet") and an unaudited statement of income for the nine (9)-month period then ended. Such balance sheets are true, complete and accurate and fairly present the assets, liabilities and financial condition of Artisoft or the CSG Business as at the respective dates thereof, and such statements of income are true, complete and accurate and fairly present the results of operations for the periods therein referred to; all in accordance with generally accepted accounting principles, consistently followed throughout the periods involved, except for unaudited statements which lack notes and are subject to normal audit adjustments which are not expected to be material. The financial statements have been prepared from and are in accordance with the books and records of Artisoft, which books and records are complete and current and represent actual, bona fide transactions and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

Sellers have also delivered to Purchaser copies of all letters from Sellers' auditors to Sellers' respective boards of directors or the audit committees thereof during the three (3) years preceding the execution of this Agreement, together with copies of all responses thereto.

     5.06 NO UNDISCLOSED LIABILITIES; ETC. Sellers have no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) related to the CSG Business which were not fully reflected or reserved against in the Balance Sheet, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof; and the reserves reflected in the Balance Sheet are adequate, appropriate and reasonable.

     5.07 ABSENCE OF CERTAIN CHANGES. Except in the ordinary course of business consistent with past practice, and except as disclosed on Schedule 5.07, since the date of the Balance Sheet, Sellers have not:

          (a) Suffered any adverse change in the CSG Business's working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects;

          (b) Permitted or allowed any of the Acquired Assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for liens for current taxes not yet due;

          (c) Written down the value of any of the Inventory or written off as uncollectible any notes or accounts receivable related to the Acquired Assets;

          (d) Cancelled any debts or waived any claims or rights of value related to the Acquired Assets;

          (e) Disposed of or permitted to lapse any rights to the use of any patent, trademark, trade name or copyright related to the Acquired Assets, or disposed of or disclosed to any person (other than Sellers' employees and agents who need to know such information to perform their duties within the scope of their employment by Sellers and who have agreed in writing to maintain the confidentiality of such information), any trade secret, formula, process or know-how related to the CSG Business and not theretofore a matter of public knowledge;

          (f) Entered into any employment contracts or granted any increase in the compensation of officers or employees employed in the CSG Business (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, and no such increase is required by agreement or understanding;

          (g) Made any change in any method of accounting or accounting practice;

          (h) Made any material change in any purchasing, production or marketing practice related to the distribution and/or sale of the Equipment.

          (i) Suffered any labor dispute or threatened labor dispute or commenced any negotiations with labor unions involving terms or conditions of labor nor has any such negotiation been proposed to Seller by employees or employee representatives;

          (j) Become aware of any actual or threatened disputes with any of the CSG Business's significant suppliers, or any actual or threatened significant loss of business from any of the CSG Business's customers, sales representatives, distributors, dealers or brokers;

          (k) Suffered the cancellation of any purchase order or letter of intent related to the CSG Business; or

          (l) Sold, transferred, or otherwise disposed of any of the properties or assets (real, personal or mixed, tangible or intangible) related to the CSG Business, except sales of inventory in the ordinary course of business and consistent with past practice;

          (m) Made aggregate capital expenditures and commitments in excess of twenty thousand dollars ($20,000) for additions to property, plant, equipment or intangible capital assets related to the CSG Business;

          (n) Suffered any damage or destruction to the Acquired Assets, whether or not covered by insurance;

          (o) Sold, transferred or leased any interest in any of the Acquired Assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement relating to any of the Acquired Assets with, any of their respective officers or directors or any affiliate or associate of any of their respective officers or directors; or

          (p) Agreed, whether in writing or otherwise, to take or suffer to be taken any action described in this Section 5.07.

     5.08 TITLE TO PROPERTIES; ENCUMBRANCES. Sellers have good, valid and marketable title to all the Acquired Assets (real, personal and mixed, tangible and intangible) including, without limitation, all the Acquired Assets reflected in the Balance Sheet (except for inventory sold in the ordinary course of business since the date thereof). With the exception of intangible assets such as goodwill, all properties and assets have a fair market or realizable value at least equal to the value thereof as reflected therein, and none of such properties or assets are subject to any mortgage, pledge, lien, security interest, encumbrance or charge of any kind except (a) liens shown on the Balance Sheet as securing specified Assumed Liabilities with respect to which no default exists, (b) liens for current Taxes not yet due, and (c) liens described in Schedule 5.08. The rights, properties and other assets presently owned, leased or licensed by Sellers and described elsewhere in this Agreement include all rights, properties and other assets necessary to permit Purchaser to conduct the CSG Business in the same manner as the CSG Business has been conducted by Sellers prior to the date hereof, with the exception of the Excluded Assets.

     5.09 OFFICES AND EQUIPMENT. The offices and Equipment owned or leased by Sellers which are part of the Acquired Assets are structurally sound with no known defects and in good operating condition and repair and are adequate for the uses to which they are being put; and none of such offices or Equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. Sellers have not received notification that they are in violation of any applicable building, zoning, anti-pollution, health, occupational safety or other law, ordinance or regulation in respect of such offices or structures or their operations pertaining to the CSG Business and no such violation exists.

     5.10 LEASES. Schedule 5.10 hereto contains an accurate and complete list of all leases pursuant to which Sellers lease real or personal property related to the Acquired Assets, true and complete copies of which have heretofore been delivered to Purchaser. All such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing defaults by either Seller or, to the Knowledge of Sellers, any lessor thereunder; no event of default by either Seller or, to the Knowledge of Sellers, any lessor has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification of, the rights or obligations of the lessee under such leases.

     5.11 NO CONDEMNATION OR EXPROPRIATION. Neither the whole nor any portion of the leaseholds or any other assets of Sellers related to the Acquired Assets is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Knowledge of Sellers, has any such condemnation, expropriation or taking been proposed.

     5.12 SOFTWARE

     With respect to the CSG Business only:

          (a) Schedule 5.12(a) sets forth a complete description of all software which Sellers own, use or license or which Sellers otherwise have rights to sell, modify, incorporate in other software, market, license, sublicense or otherwise use (collectively, the "Software"). As used herein, "Software" shall not include off-the-shelf software licensed pursuant to shrink wrap or click wrap licenses ("OTSS"). Each Seller owns the entire right, title and interest in and to all of the Software owned by it and each module contained therein. Sellers have taken all commercially reasonable steps to maintain the Software which they own as a patent, trade secret and/or as copyrighted material.

          (b) Except as set forth on Schedule 5.12(b), no third party has access to the documentation, source code or similar material for the Software owned by Sellers or is otherwise in a position to duplicate or make any unauthorized use of any such Software, except for licensees of Sellers who have access to such documentation or source code in the ordinary course of business and who have agreed in their license agreements with Sellers to maintain such source code in strict confidence. All such licensees are, to the Knowledge of Sellers, in full compliance with such confidentiality obligations and there are no defaults or breaches thereunder.

          (c) Current and complete documentation and source code exist with respect to all the Software.

          (d) The Software owned by Sellers is not subject to any legal or contractual restriction which would prevent such Software from being licensed, sublicensed, marketed, incorporated in other software, modified, or otherwise used or sold by Sellers without restriction. The consummation of the transactions contemplated hereby will not alter any of the rights described in the preceding sentence.

          (e) Except as set forth on Schedule 5.12(e), no one has disputed Sellers' respective right, title or interest in or to any of the Software owned by them, and Sellers have not had any disputes with any licensor of any Software. Neither the Software nor Sellers' use or licensing thereof infringes upon, violates, misappropriates or conflicts with any patent, copyright, trade secret or other proprietary right or right of exclusion of any third party. To the Knowledge of Sellers as of the date hereof, no third party has infringed upon, violated or misappropriated any of the Software owned by Sellers.

          (f) Except as set forth on Schedule 5.12(f), Sellers have not (i) conveyed any proprietary rights to the Software, or (ii) granted or provided, and are not obligated to grant or provide, any right to license, sublicense, market, incorporate in other software, sell or otherwise use any Software.

          (g) Except as set forth on Schedule 5.12(g), none of the Software has any significant operating problems, other than any such problems that have been corrected or are correctable in the ordinary course of business. Such problems will not in the aggregate result in material losses or expenses for the CSG Business.

          (h) Sellers have all rights necessary to use all hardware and Software incorporated in all products sold or under development by Sellers, including, without limitation, patented and copyrighted hardware and software. The consummation of the transactions contemplated hereby will not alter any of the rights described in the preceding sentence.

          (i) Except as disclosed on Schedule 5.12(i) hereto, all royalties due and payable to licensors of Software or OTSS by Sellers on or prior to the date hereof have been paid in full and all copies of licensed Software or OTSS used by Sellers are the subject of valid licenses. None of the OTSS is subject to any legal or contractual restrictions which would prohibit or prevent the transfer of any of the OTSS to Purchaser pursuant to this Agreement or prevent Purchaser from using any of the OTSS in the manner currently used by a Seller.

          (j) All Software and, to the Knowledge of Sellers, all OTSS is free of any computer viruses, trap doors, timers, clocks, counters, authorization codes, copy protect or other limiting routines intended to limit use or unauthorized copying, or instructions or designs that would erase data or programming or otherwise cause the Software or OTSS to become inoperable or incapable of being used in the manner described in or in accordance with, its documentation. All Software and, to the Knowledge of Sellers, all OTSS has user interfaces, date data fields and interfaces, processing logic and outputs which correctly recognize, process, and otherwise support calendar sensitive date and data processing.

     5.13 DEVELOPMENT AND PROGRAMMING OF SOFTWARE.

          (a) Except as set forth on Schedule 5.13, all the Software owned by Sellers has been developed and written by employees of Sellers.

          (b) No claims with respect to the Software by or against any of Sellers' current or former employees or consultants have been made or now exist and, to the Knowledge of Sellers, there is no basis for any such claims.

          (c) None of Sellers' employees or consultants has assigned any rights in the Software to any person including, without limitation, any person to whom any employee or consultant has previously provided services as an employee, independent contractor, consultant, or otherwise, and the Software does not constitute a "work for hire" of any person other than Sellers under applicable copyright laws.

     5.14 PATENTS, TRADEMARKS, TRADE NAMES; ETC.

          (a) With respect to the Acquired Assets only, Schedule 5.14(a) lists:

               (i) all patents, if any, held by either Seller and all reissues, divisions, continuations, continuations in part and extensions thereof and all pending patent applications by either Seller including for each such patent the serial or patent number, country, filing and expiration date and title;

               (ii) all registered or unregistered trademarks, trade names, logos and the like of either Seller and pending registrations by either Seller of trademarks, including for each such trademark, the registration number, country, filing and expiration date, mark and class; and

               (iii) all registered or unregistered copyrights and maskworks of either Seller and applications by either Seller for registration of copyrights and maskworks, including the registration number, country and filing and expiration date of each such copyright or maskwork.

          (b) Schedule 5.14(b) identifies all licenses and other contracts or commitments to which either Seller is a party (either as licensor or licensee) or otherwise subject relating to patents, trademarks, trade names, copyrights (or applications for any thereof), maskworks, trade secrets or other proprietary know-how or technical information or assistance, other than those listed in
Schedule 5.12(f) ; and no claims have been asserted by any person to the use of any such patents, trademarks, trade names, copyrights, maskworks, technology, know-how or processes or challenging or questioning the validity or effectiveness of any such license or agreement, and, to the Knowledge of Sellers, there is no valid basis for any such claim.

          (c) Sellers have not infringed upon any patent, trademark, trade name, maskwork or copyright or misappropriated or misused any invention, trade secret or other proprietary information entitled to legal protection, and neither Seller has been alleged to have infringed upon any patent, trademarks, trade name, maskwork or copyright or to have misappropriated or misused any invention, trade secret or other proprietary information, except as set forth in Schedule 5.14(c). Sellers have not asserted any claim of infringement, misappropriation or misuse, and to the Knowledge of Sellers, no third party has infringed, misappropriated or misused any of Sellers' respective intellectual property.

          (d) Each license or contract identified in Schedule 5.12(f) or 5.14(b) is a valid, legally binding obligation of the Seller party thereto, and, to the Knowledge of Sellers, of the other parties thereto, enforceable in accordance with its terms. With respect to each there is no default (or event which with the giving of notice and/or passage of time would constitute a default) by the Seller party thereto or, to the Knowledge of Sellers, by any other party thereto, and the consummation of the transactions contemplated hereby will not constitute a default thereof.

          (e) Except as listed on Schedule 5.12(f) or 5.14(b), neither Seller has granted any outstanding licenses or other rights to any copyright, patent, invention, mask work, know-how, technology, trade secret, innovation, formula, process, trademark or trade name, nor are Sellers under any obligation to grant the same. Except as provided in Schedule 5.14(e), Sellers have not given any indemnification for patent, copyright, maskwork or trademark or other intellectual property infringement.

          (f) Except as listed on Schedule 5.14(f), all of each Seller's former and current employees and consultants have executed written agreements that assign to such Seller all rights to any inventions, improvements, discoveries, or information relating to the business of such Seller and which protect the confidential information thereof. No employee or consultant of either Seller has entered into any agreement that restricts or limits in any way the scope or type of work in which such employee or consultant may be engaged or requires such employee or consultant to transfer, assign, or disclose information concerning that work to anyone other than such Seller.

          (g) (i) With respect to Sellers' know-how and trade secrets, the documentation relating thereto is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

               (ii) Sellers have taken all commercially reasonable precautions to protect the secrecy, confidentiality and value of their respective know-how and trade secrets.

               (iii) Sellers have good title and, to the Knowledge of Sellers, an absolute right to use such know-how and trade secrets. Such know-how and trade secrets are not part of the public knowledge or literature, and, to the Knowledge of Sellers, have not been used, divulged, or appropriated either for the benefit of any other person or to the detriment of Sellers. No such know-how or trade secret is subject to any adverse claim or has been challenged or threatened in any way.

     5.15 LITIGATION. Except as disclosed on Schedule 5.15, there is no action, suit, claim, counterclaim, arbitration, proceeding or investigation pending or, to the Knowledge of Sellers, threatened against or involving either Seller, or which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement or in connection with the transactions contemplated hereby; and to the Knowledge of Sellers there is no valid basis for any such action, proceeding or investigation. Neither Seller is in default under or in violation of, and there is no valid basis for any claim of default under or violation of, any material contracts, commitments or restrictions relating to the Acquired Assets to which such Seller is a party or is bound. Neither Seller is subject to any judgment, order or decree entered in any lawsuit or proceeding.

     5.16 SUBSIDIARIES. Schedule 5.16 sets forth the Sellers' respective subsidiaries. With the exception of Triton, no subsidiary of either Seller has any right, title or interest in or to any of the Acquired Assets or is otherwise involved in the operation of the CSG Business.

     5.17 TOXIC AND HAZARDOUS SUBSTANCES AND OTHER ENVIRONMENTAL, HEALTH AND SAFETY ISSUES.

          (a) No underground tanks or storage facilities are now located, or to the Knowledge of Sellers at any time have been located, on the real property used at any time by either Seller or its respective predecessors in interest in the CSG Business and there are no present or, to the Knowledge of Sellers, past Environmental Conditions (as hereinafter defined) in any way relating to the property or assets of either Seller currently or formerly used in the CSG Business. "Environmental Condition" means (i) any environmental pollution, including, without limitation, any contaminant, irritant or pollutant, from any spill, discharge, leak, emission, escape, injection, deposit, emanation, dumping or release of any kind, in any amount whatsoever, or any substance or exposure of any type in any work place or elsewhere or to any medium, including, without limitation, air, land, surface waters or subsurface waters or from any generation, transportation, treatment, discharge, storage or disposal of waste materials, raw materials, hazardous materials, hazardous constituents, toxic materials or products of any kind or from the storage, use or handling of any waste, raw, hazardous, radioactive, infectious or toxic materials or products of any kind or from the storage, use or handling of any waste, raw, hazardous, radioactive, infectious or toxic materials or other substances, or (ii) any noncompliance with any federal, state or local environmental law, rule, regulation or order as a result of, or in connection with, any of the foregoing. The operation of the CSG Business of either Seller does not violate and has not violated any applicable law, rule, regulation or order, whether state, federal, or local, relating to air, water, or noise pollution, or the production, storage, labeling, transportation or disposition of waste or hazardous or toxic substances or hazardous constituents. Except in compliance with all legal requirements in the ordinary course of its business, neither Seller nor, to the Knowledge of Sellers, any other person has stored any chemical substances, including, without limitation, any waste materials, petroleum, crude oil, PCB's, asbestos or any "Hazardous Substances," "Pollutants," "Hazardous Constituents" or "Contaminants" (collectively, the "Contaminants"), as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, on, beneath or about any of the properties or assets used at any time in the business of Sellers. Neither Seller has received any notice advising such Seller that it is potentially responsible for response or other costs or remediation with respect to a release or threatened release of Contaminants, and to the Knowledge of Sellers, no facts exist which might give rise to such responsibility. Except in compliance with all legal requirements in the ordinary course of its business, neither a Seller nor any Controlled Person or director of a Seller nor, to the Knowledge of Sellers, any person with whom a Seller arranged for the transport, disposal or treatment of any Contaminants, has transported, buried, dumped or otherwise disposed of any Contaminants on, beneath or about any other property. Sellers have not violated and to the Knowledge of Sellers there is no alleged or potential violation of, any applicable environmental, zoning or land use ordinance, law, rule, regulation or order relating to the operation of the CSG Business of Sellers, or any of the processes followed or products made thereby.

          (b) Sellers have not exposed or, to the Knowledge of Sellers, permitted the exposure of any of their respective employees or their respective customers' employees to chemical or hazardous substances, which exposure could give rise to any liability for occupational injury or illness which is not covered by insurance.

     5.18 GOOD TITLE CONVEYED, ETC. Sellers have complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver to Purchaser, and Purchaser is acquiring, good, valid and marketable title to the Acquired Assets, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances, claims or charges of any kind, except those described in Section 5.08. The Bill of Sale and the deeds, endorsements, assignments and other instruments being executed and delivered to Purchaser by Sellers at the Closing are valid and binding obligations of the respective Sellers, enforceable in accordance with their terms, and will effectively vest in Purchaser good, valid and marketable title to all the Acquired Assets, subject to the obligations of Sellers set forth in Section 3.05 to provide further assurances.

     5.19 COMPLIANCE WITH LAW. The operations of the CSG Business have been conducted in accordance with all applicable laws, regulations and other requirements of all federal and state governmental authorities, and of all municipalities and other political subdivisions and agencies thereof, having jurisdiction over either Seller, including, without limitation, all such laws, regulations and requirements relating to antipollution, consumer protection, environmental, equal opportunity, health, occupational safety, pension and securities matters. Sellers have received no notification of any asserted present or past failure by either Seller to comply with any law, rule or regulation. Sellers have all permits, governmental licenses, registrations and approvals necessary to carry out the CSG Business as currently conducted and as required by applicable law or regulation, except where the failure to have such permits, governmental licenses, registrations or approvals would not have a Seller Material Adverse Effect.

     5.20 INSURANCE. Schedule 5.20 contains an accurate and complete description of all policies of general liability, fire, workmen's compensation, computer software liability, and other forms of insurance owned or held by Sellers and related to the Acquired Assets, including self-insurance programs.

     5.21 CONTRACTS AND COMMITMENTS. With respect to the CSG Business only, except as set forth in Schedule 5.21:

          (a) Sellers have no agreements, contracts, commitments or restrictions (oral or written) related to the Acquired Assets which are for an amount in excess of Twenty Thousand Dollars ($20,000) per annum or are material to their respective businesses, operations or prospects;

          (b) No purchase contracts or commitments of Sellers related to the Acquired Assets continue for a period of more than twelve (12) months or are in excess of the normal, ordinary and usual requirements of business or in excess of prevailing market prices;

          (c) There are no outstanding sales contracts, commitments or proposals of Sellers related to the Acquired Assets which will result in any loss to Sellers upon completion or performance thereof, nor are there any outstanding contracts, bids or sales or service proposals quoting prices which will not result in a profit;

          (d) Sellers have no outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancellable by Sellers on notice of not longer than thirty
(30) days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

          (e) Except as set forth on Schedule 5.21(e), Sellers have no employment agreement, or any other agreement that contains any severance or termination pay liabilities or obligations;

          (f) Sellers have no collective bargaining or union contracts or agreements;

          (g) Sellers are not restricted by agreement from carrying on their business in any geographic location;

          (h) Except as set forth on Schedule 5.21(h), Sellers are under no liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers;

          (i) Sellers have not experienced any shortage of raw materials or other supplies which has interfered with their ability to conduct the CSG Business;

          (j) Sellers are not subject to any obligation or requirement to provide funds to or make an investment (in the form of a loan, capital contribution or otherwise) in any person or entity; and

          (k) Sellers have no agreements, commitments or restrictions which were entered into outside the ordinary course of business.

     5.22 PERSONNEL. Schedule 5.22 sets forth a true and complete list of:

          (a) the names and current salaries of all officers and other salaried employees of the CSG Business;

          (b) the wage rates for non-salaried and non-executive salaried employees of the CSG Business; and

          (c)  the  amount  of  accrued  vacation  of each  employee  of the CSG
Business.

     5.23 LABOR DIFFICULTIES.

     With respect to the CSG Business only:

          (a) Sellers are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice;

          (b) there is no unfair labor practice, wrongful termination or employment discrimination, including harassment (age, sex, race or otherwise) charge or complaint against either Seller pending, or to the Knowledge of Sellers, threatened;

          (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting Sellers;

          (d) no organized labor representation question exists with respect to the respective employees of Sellers;

          (e) no grievance or arbitration proceedings arising out of or under collective bargaining agreements is pending and no claim therefor exists;

          (f) no collective bargaining agreement which is binding on Sellers restrict them from relocating or closing any of their respective operations; and

          (g) no organizational effort has been or to the Knowledge of Sellers is being made by or on behalf of any labor union with respect to the respective employees of Sellers.

     5.24 CUSTOMERS AND SUPPLIERS. Schedule 5.24 sets forth:

          (a) a list of the CSG Business's ten (10) largest customers during the last two fiscal years showing the approximate total sales by the CSG Business to each such customer during each such fiscal year; and

          (b) a list of the CSG Business's ten (10) largest suppliers during the last two fiscal years, showing the approximate total purchases by the CSG Business from each such supplier during each such fiscal year. Except to the extent set forth in Schedule 5.24, neither Seller has been advised by any customer or supplier of a refusal to deal with such Seller in the future based upon past actions or performance of such Seller or a refusal to extend credit in accordance with terms previously extended to such Seller due to such Seller's past payment history.

     5.25 NO PRODUCT LIABILITIES. Except as set forth on Schedule 5.25, since January 1, 1997, Sellers have not incurred nor will they incur any liability, damage, loss, cost or expense as a result of any defect or other deficiency (whether of design, materials, workmanship, labeling, instructions or otherwise) with respect to any product manufactured or sold by the CSG Business, whether such liability, damage, loss, cost or expense is incurred by reason of any express or implied warranty (including without limitation any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision or otherwise.

     5.26 INVENTORY. All of the Inventory has been acquired in the ordinary course of business, in the ordinary and customary quantities and amounts, and at then-prevailing market prices. The Inventory has been valued at cost or market, whichever is lower, in accordance with generally accepted accounting principles, consistently applied; and, as of March 31, 2000, all damaged or otherwise unmerchantable Inventory has been written off. All Inventory, other than that written off in accordance with the preceding sentence, is usable and saleable in the ordinary course of business. Sellers are not in possession of any Inventory not owned by Sellers.

     5.27 BACKLOG. Schedule 5.27 sets forth the dollar amount (i.e., amount of payment remaining on the contract assuming full delivery or performance) of backlog orders by the CSG Business customers as of April 24, 2000, together with a statement as to the shipping schedule of the backlog orders and seasonal or other material aspects of such backlog orders. All of such backlog orders are the subject of valid and binding written agreements enforceable in accordance with their respective terms; and Sellers have received no indication that any such order will be cancelled or materially altered. All of such outstanding contracts, bids or sales or service proposals quote prices which exceed all direct costs, including, without limitation, materials, labor, royalties and commissions.

     5.28 PRODUCT AND SERVICE WARRANTIES. Except as set forth in Schedule 5.28, neither Seller has given any third party any product or service guaranties or warranties, rights of return or other indemnity relating to products manufactured or delivered by the CSG Business or services performed by the CSG Business prior to the Closing.

     5.29 TAX.

          (a) Sellers have complied with all Tax laws in all jurisdictions in which each is or has been subject to taxation of any nature whatsoever and each has timely filed, or caused to be filed, all federal, state, local and foreign tax returns of any nature whatsoever which are required to be filed by it and has paid or caused to be paid all Taxes required to be paid by it; all such tax returns and reports are true, accurate and complete; there are no Taxes being contested by a Seller; there are no unpaid penalties or interest relating to Tax deficiencies of any nature whatsoever owed by a Seller; there is no taxable income required to be reported by a Seller in any Tax period ending after the Closing Date, which income is attributable to a change in accounting methods which required or permitted the deferral of gross or net income to a later Tax period; there are, and will hereafter be, no Tax deficiencies payable by a Seller of any kind for any Tax periods (or portion thereof) ending on or before the Closing Date; neither Seller has granted any extension of the statute of limitations relating to any tax matters of such Seller and is not the beneficiary of any extension of time within which to file any tax return; all Taxes and other assessments or levies which a Seller is required by law to withhold or to collect have been duly withheld and collected, and have been paid on a timely basis to the proper governmental authorities or, if not yet due, are held by such Seller in a separate bank account or otherwise segregated on the books of such Seller for payment; and each Seller has made adequate provision for payment of Taxes of any nature whatsoever payable by such Seller for any current period for which returns are not yet due.

          (b) There are no federal, state, local or foreign Tax liens, encumbrances, charges or other security interests in or upon any property or assets of a Seller, whether for income, payroll, sales, or Taxes of any other kind; neither has received notice that it is delinquent in the payment of any Tax or estimated Tax payments, and neither Seller has requested any extension of time within which to file any tax return which has not since been filed.
Schedule 5.29 lists the periods through which such Seller's tax returns have been examined or audited by the Internal Revenue Service or other appropriate taxing authorities. Each Seller has heretofore furnished Purchaser with true and complete copies of (i) all audit reports received from any taxing authority within the last five (5) years, (ii) all federal income tax returns of such Seller for all fiscal years ending on or after June 30, 1997, and (iii) all other tax returns filed with respect to Seller for all fiscal years ending on or after June 30, 1997. No notices respecting asserted or assessed deficiencies for any Tax have been received by either Seller. Neither Seller is required to file tax returns in any foreign, state or local jurisdiction for any tax period except in those foreign, state and local jurisdictions in which it has filed. Each Seller has paid or accrued on its Balance Sheet (i) all Taxes (including interest, penalties or additions) for all Taxable periods ended on or prior to March 31, 2000 , and (ii) all Taxes (including interest, penalties or additions) properly apportionable to any day through March 31, 2000 (apportioned as if March 31, 2000 were the end of the Taxable year or period) for all taxable years or periods including, but not ending on, March 31, 2000. No investigation, examination or audit by any Tax agency or authority is presently pending or, to the Knowledge of Sellers, threatened, and neither Seller is a party to any action or proceeding by any governmental authority for the assessment or collection of Taxes, nor has any such event been asserted or, to the Knowledge of Sellers, threatened. Neither Seller has filed any consent of the type described under Section 341(f) of the Code or made any election or deemed election pursuant to Section 338 of the Code. Neither Seller has made any payments, is obligated to make any payments or is a party to any agreement that could obligate it to make any payments that would not be deductible under Code
Section 280G. For purposes of this Agreement, "tax returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto and any amendment thereof.

          (c) Neither Seller is a party to any Tax allocation or sharing agreement. Neither Seller has any liability for the Taxes of any other entity or person, as a transferee or successor, under applicable federal, state, local or foreign law, by contract or otherwise.

     5.30 EMPLOYEE BENEFITS.

          (a) Schedule 5.30 contains a complete and accurate list of all Employee Benefit Plans (as hereinafter defined). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation maintained or contributed by a Seller or any ERISA Affiliate (as defined below). For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined in Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes a Seller. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last three plan years for each Employee Benefit Plan, have been delivered to Purchaser. Each Employee Benefit Plan has been administered in accordance with its terms and each of the Sellers and the ERISA Affiliates has met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. No Seller has made any commitments to make any voluntary contributions to or to voluntarily fund any Employee Benefit Plans. Sellers and all Employee Benefit Plans are in compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

          (b) There are no termination proceedings or other claims, suits or proceedings, or, to the Knowledge of Sellers, investigations, by any governmental entity against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan.

          (c) All Employee Benefit Plans that are intended to be qualified under
Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and, to the Knowledge of Sellers, such revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or increase its cost.

          (d) Neither a Seller nor any ERISA Affiliate has, during the six (6) years preceding the date hereof, maintained an Employee Benefit Plan subject to
Section 412 of the Code or Title IV of ERISA.

          (e) At no time has a Seller or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

          (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of a Seller (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or state insurance law.

          (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by a Seller or any ERISA Affiliate that would subject any Seller or ERISA Affiliate to any fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

          (h) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of
Section 501(c)(9) of the Code.

          (i) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits a Seller or, if applicable, the ERISA Affiliate, from amending or terminating any such Employee Benefit Plan.

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
          (j)  No  Seller  or  ERISA  Affiliate  has  any  accumulated   funding
deficiency under Section 412 of the Code or any termination or withdrawal liability under Title IV of ERISA.

          (k) All contributions, premiums or other payments due from a Seller under any Employee Benefit Plan have been fully paid or adequately provided for on the books and financial statements of such Seller. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with generally accepted accounting practices.

          (l) Except as set forth in Schedule 5.30(l), the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, officer or consultant of a Seller to severance pay, unemployment compensation or any other similar payment, (ii) accelerate the time of payment or vesting under any Employee Benefit Plan, (iii) increase the amount of compensation due any such employee, officer or consultant, (iv) directly or indirectly cause a Seller to transfer or set aside any assets to fund or otherwise provide for the benefits under any Employee Benefit Plan for any current or former employee, officer or director, or (v) result in any non-exempt prohibited transaction described in ERISA Section 406 or Code Section 4975.

          (m) No statement, either oral or written, has been made by either Seller to anyone with regard to any Employee Benefit Plan that was not in accordance with such Plan which could have an adverse economic consequence for a Seller or Purchaser.

     5.31 INSOLVENCY. Neither Seller is a party (other than as a creditor) to any pending insolvency proceeding of any nature, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, and neither Seller has made any assignment for the benefit of creditors, or taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceeding against it.

     5.32 RELATIONSHIP WITH RELATED PERSONS. Except as disclosed in Schedule 5.32, no officer, director or employee of a Seller or any Controlled Person of any of them has, or since January 1, 1999 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the CSG Business. No officer, director or employee of a Seller or any Controlled Person of any of them owns, or since January 1, 1999 has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any person or entity that (a) has had business dealing or a financial interest in any transaction with a Seller pertaining to the CSG Business, or (b) competes with a Seller with respect to any line of the products or services of the CSG Business in any market presently served by the CSG Business, except for ownership of less than one percent (1%) of the outstanding capital stock of any company that is publicly traded on any recognized exchange or in the over-the-counter market, provided, however, that the provisions of (b) above shall not apply to the Outside Directors. Except as set forth in Schedule 5.32, no officer, director or employee of a Seller or any Controlled Person of any of them is a party to any contract or understanding with, or has any claim or right against, either Seller pertaining to the CSG Business.


     5.33 DISCLOSURE. Sellers have disclosed to Purchaser all facts which, to the Knowledge of Sellers, are material to the condition, assets, liabilities, businesses, operations and prospects of the Acquired Assets. No representations or warranties by Sellers in this Agreement, and no statement contained in the Exhibits hereto or Sellers' Disclosure Schedules, or in any certificate delivered or to be delivered by Sellers to Purchaser pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
                           OF PURCHASER AND SPARTACOM

     Purchaser and SpartaCom hereby jointly and severally represent and warrant to Sellers as follows:

     6.01 CORPORATE ORGANIZATION; ETC. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and Purchaser is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the ownership of property or the conduct of its business requires such qualification.

     6.02 AUTHORIZATION, ETC. Purchaser has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and thereby. Purchaser has taken all action required by law, its
Certificate  of  Incorporation,  its  By-Laws  or  otherwise  to  authorize  the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, and this Agreement is a valid and binding agreement of Purchaser enforceable in accordance with its terms.

     6.03 NO VIOLATION. Neither the execution and delivery of this Agreement by Purchaser nor the consummation of the transactions contemplated hereby will violate any provision of the respective organizational documents of Purchaser, or violate, or conflict with, or constitute a default under, or cause the amendment, modification or acceleration of, or give any party the right to amend, modify or refuse to perform, or modify the time within which duties are to be performed or rights or benefits are to be received under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Purchaser under, any lease, agreement, understanding, restriction or commitment to which Purchaser is a party or by which Purchaser is bound, or to which the property of Purchaser is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority or agency.

     6.04 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES; ETC. Except as set forth in Schedule 6.04, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or consent or approval of any other person or entity, is required by Purchaser in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE VII
                     CONDUCT OF BUSINESS PENDING THE CLOSING

     Pending the Closing, and except as otherwise consented to or approved by Purchaser in writing, Sellers agree to do the following:

     7.01 REGULAR COURSE OF BUSINESS. Sellers shall conduct the CSG Business diligently and substantially in the same manner as heretofore conducted, and, with respect to the CSG Business, Sellers shall not institute any new methods of manufacture, purchase, sale, lease, management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment, except in the ordinary course of business and consistent with past practice.

     7.02 AMENDMENTS. No change or amendment shall be made in the respective organizational documents of Sellers.

     7.03 CAPITAL CHANGES. Sellers will not issue or sell any shares or interests of their respective capital stock or other securities, acquire directly or indirectly, by redemption or otherwise, any such capital stock, reclassify or split-up any such capital stock, declare or pay any dividends thereon or make any other distribution with respect thereto, or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto.

     7.04 ORGANIZATION. Sellers shall use their best efforts to preserve the legal existence and organization of the CSG Business intact and to preserve the CSG Business's relationships with licensors, suppliers, distributors, customers and others having business relations with it. Sellers shall use their best efforts to keep available the CSG Business's officers and key employees.

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
     7.05 INSURANCE; PROPERTY. Sellers shall adequately insure against all ordinary and insurable risks all property, real, personal and mixed, owned or leased by Sellers and related to the Acquired Assets; and all such property shall be used, operated, maintained and repaired in a careful and reasonably efficient manner.

     7.06 NO DEFAULT. Sellers shall not do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any contract or commitment of Sellers related to the CSG Business, or which would cause the breach of any warranty made hereunder.

     7.07 COMPLIANCE WITH LAWS. Sellers shall duly comply with all laws and regulations applicable to the CSG Business and the properties, operations, business and employees related thereto.

     7.08 GENERAL. Without limiting the generality of the foregoing, Sellers shall not take, or voluntarily suffer to be taken, any of the actions listed in
Section 5.07 hereof.

                                  ARTICLE VIII
                         OBLIGATIONS PENDING THE CLOSING

     Sellers hereby jointly and severally covenant and agree with Purchaser, and Purchaser hereby covenants and agrees with Sellers, that:

     8.01 ACCESS. Sellers shall afford to Purchaser, its counsel, accountants and other authorized representatives, including its environmental consultants, reasonable access to the plants, offices, warehouses, properties, books and records of Seller in order that Purchaser may have full opportunity to make such investigations as it shall desire to make of the Acquired Assets; and will cause Sellers' respective officers, employees and accountants to furnish such additional financial and operating data and other information as Purchaser shall from time to time reasonably request.

     8.02 CONFIDENTIALITY. Each party will hold and will cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, or
(iii) later lawfully acquired from other sources by the party to which it was furnished) and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and such information shall not be used to the detriment of, or in relation to any investment in, the other party and all such documents (including copies thereof) shall immediately thereafter be returned to the other party upon the written request of such other party. Each party shall be deemed to have satisfied its obligation to hold such information confidential if it exercises the same care as it takes to preserve confidentiality for its own similar information.

     8.03 OTHER TRANSACTIONS; ETC. From the date hereof until the earlier of (a) the Closing contemplated hereby or (b) the termination of this Agreement, Sellers shall not, directly or indirectly, solicit or entertain offers from, enter into negotiations with, or furnish information to, other parties with respect to any sale of assets (except inventory in the ordinary course of business) related to the business, securities or control of either Seller or any business combination transaction involving either Seller, however structured.

     8.04 FURTHER ASSURANCES. Each party hereto shall execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement.

     8.05 SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing, Sellers shall promptly supplement or amend the Sellers' Disclosure Schedules with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in a Sellers' Disclosure Schedule hereto. For purposes of determining the satisfaction of the condition set forth in Section 9.01 hereof, the Sellers' Disclosure Schedules shall be deemed to include only the information contained therein on the date hereof, without regard to any supplement or amendment.

                                   ARTICLE IX
                   CONDITIONS TO THE OBLIGATIONS OF PURCHASER

     Each and every obligation of Purchaser under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by Purchaser:

     9.01 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Sellers contained in Article V hereof, the Sellers' Disclosure Schedules and in all certificates and other documents delivered by Sellers to Purchaser pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date.

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
     9.02 PERFORMANCE. Sellers shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

     9.03 INVESTIGATIONS; ETC. No investigation of Sellers or the CSG Business by Purchaser pursuant to Section 8.01 hereof nor the Sellers' Disclosure Schedules or any supplement thereto, shall have revealed any facts or circumstances which, in the good faith judgment of Purchaser, would have a Seller Material Adverse Effect.

     9.04 NO GOVERNMENT PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which if adversely determined could have a Seller Material Adverse Effect.

     9.05 MATERIAL ADVERSE CHANGE. From the date of this Agreement to the Closing Date, the CSG Business shall not have suffered any material adverse change in its business, prospects, financial condition, working capital, cash flow, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

     9.06 CONSENTS. Sellers shall have obtained and delivered to Purchaser all government and third party consents set forth on Schedule 9.06 hereto.

     9.07 RELATED TRANSACTIONS. All transactions referred to in Article IV hereof shall have been consummated.

     9.08 KEY EMPLOYEES. No key employee of Seller listed on Schedule 9.08 hereto shall have terminated his or her employment or have indicated an intention to do so.

     9.09 LIENS. Purchaser shall have furnished Seller with satisfactory evidence that all liens and encumbrances on the Acquired Assets listed on
Schedule 5.08 have been released.

     9.10 CERTIFICATES. Sellers shall have furnished Purchaser with such respective certificates of Sellers to evidence compliance with the conditions set forth in this Article IX as may reasonably be requested by Purchaser.

                                    ARTICLE X
                        CONDITIONS TO THE OBLIGATIONS OF
                                     SELLERS

     Each and every obligation of Sellers under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by Sellers.

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
     10.01 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Purchaser contained in Article VI hereof, shall be in all material respects true and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date.

     10.02 PERFORMANCE. Purchaser shall have complied with and performed all agreements, obligations and conditions required by this Agreement to be complied with or performed by them on or prior to the Closing Date.

     10.03 CERTIFICATES. Purchaser shall have furnished Sellers with such certificates of its officers to evidence compliance with the conditions set forth in this Article X as may reasonably be requested by Sellers.

                                   ARTICLE XI
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     11.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by any party in this Agreement or pursuant hereto shall survive the Closing hereunder and any investigation at any time made by or on behalf of any party hereto for a period of eighteen (18) months following the Closing; provided that the representations and warranties set forth in Sections 5.08 and
5.18 shall survive the Closing in perpetuity, and the representations and warranties set forth in Sections 5.17, 5.29 and 5.30 shall survive the Closing through the applicable statute of limitations period.

     11.02 STATEMENTS AS REPRESENTATIONS. All statements contained herein, including in the Exhibits and Schedules hereto, or in any certificate delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties within the meaning of Section 11.01 hereof.

     11.03 AGREEMENT TO INDEMNIFY.

          (a) Sellers hereby jointly and severally agree to indemnify, defend and hold harmless Purchaser and each affiliate, director, officer, employee or agent of Purchaser, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees (collectively "Damages"), asserted against or imposed upon or incurred by Purchaser, or any subsidiary or affiliate, director, officer, employee or agent of Purchaser resulting from a breach of any representation, warranty or covenant of either Seller contained in or made pursuant to this Agreement.

          (b) Purchaser and SpartaCom hereby jointly and severally agree to indemnify, defend and hold harmless Sellers, and each affiliate, director, officer, employee or agent of either Seller, from and against all Damages asserted against or imposed upon or incurred by Sellers, or any subsidiary, affiliate, director, officer, employee or agent of either Seller, resulting from a breach of any representation, warranty or covenant of Purchaser or SpartaCom contained in or made pursuant to this Agreement.

     11.04 LIMITATIONS ON INDEMNIFICATION. Indemnification under this Article XI shall be subject to the following limitations: (a) the provisions of Section
11.03 (a) or (b), as they relate to breaches of representations or warranties, shall be effective only if the aggregate amount of all Damages for which a party required to indemnify ("Indemnitor") under either Section 11.03 (a) or (b), as the case may be, shall be liable under this Article XI exceeds $20,000, in which case the Indemnitor shall be liable for the full amount of such Damages; and (b) in no event shall the Sellers' aggregate liability under this Article XI for breaches of representations and warranties exceed $2,000,000. The limitations in this Section 11.04 shall not apply to the extent the claim for such indemnification arises or results from fraud.

     11.05 INDEMNIFICATION FOR CLAIMS. The obligations and liabilities of the Indemnitor to the party to whom an indemnity is owed (the "Indemnitee") with respect to claims for Damages resulting from the assertion of liability by third parties ("Claims"), shall be subject to the following terms:

          (a) Indemnitee will give Indemnitor prompt notice of any Claim asserted against or imposed upon or incurred by Indemnitee, and the Indemnitor shall undertake the defense thereof by representatives of its own choosing. Failure by Indemnitee to give any such notice shall not affect the obligations of Indemnitor to indemnify hereunder, except to the extent that such failure shall result in any prejudice to Indemnitor.

          (b) In the event that Indemnitor, within a reasonable time after notice of any such Claim, fails to defend Indemnitee, then Indemnitee will (upon further notice to Indemnitor) have the right to undertake the defense, compromise or settlement of such Claim for the account of the Indemnitor, subject to the right thereof to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

          (c)  Anything in this Section  11.05 to the contrary  notwithstanding,
(i) if there is a reasonable probability that a Claim may materially and adversely affect Indemnitee, then Indemnitee shall have the right to defend such Claim, but shall not compromise or settle such Claim without the consent of Indemnitor, which consent shall not be unreasonably withheld, delayed or conditioned, and (ii) Indemnitor shall not, without Indemnitee's prior written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the release by the claimant or the plaintiff of Indemnitee from all liability in respect of such Claim.

          (d) If Indemnitor assumes the defense of a Claim, (i) it will be conclusively established for purposes of this Agreement that Indemnitee is entitled to indemnification pursuant to this Article XI with respect to that Claim; and (ii) no compromise or settlement of such Claim may be effected by Indemnitor without Indemnitee's prior written consent unless (A) there is no finding or admission of any violation of law or of the rights of any person by Indemnitee and no effect on any other claims that may be made by Indemnitee, and
(B) the sole relief provided is monetary damages that are paid in full by Indemnitor.

     11.06 PAYMENT OF DAMAGES. Payment or reimbursement of any Damages incurred by an Indemnitee shall be made upon Indemnitee's demand therefor, except that payment of any Damages relating to a Claim shall be made by Indemnitor no later than the time that such Damages are required to be satisfied. Sellers and Purchaser mutually agree that any payment or reimbursement of Damages made by one party to the other pursuant to this Article XI shall be treated as an adjustment to the purchase price, and shall be accounted as such for all tax purposes.

     11.07 INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE. THE INDEMNIFICATION PROVIDED IN SECTION 4.01 HEREOF AND IN THIS ARTICLE XI SHALL BE APPLICABLE WHETHER OR NOT THE SOLE OR CONCURRENT NEGLIGENCE OR GROSS NEGLIGENCE OF THE INDEMNITEE, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON THE INDEMNITEE, OR THE SOLE OR CONCURRENT LIABILITY IMPOSED VICARIOUSLY ON THE INDEMNITEE, IS ALLEGED OR PROVEN.

     11.08 REMEDY EXCLUSIVE. The remedies for breach of representations or warranties under this Article XI shall be exclusive of any other remedies that the parties may have in law or equity for breach of representations or warranties.

                                   ARTICLE XII
                            TERMINATION AND REMEDIES

     12.01   TERMINATION.   Anything   in  this   Agreement   to  the   contrary
notwithstanding:

          (a) Mutual Consent. This Agreement may be terminated by the mutual written consent of the parties hereto.

          (b) Default. In the event that a party hereto shall, contrary to the terms of this Agreement, intentionally fail or refuse to consummate the transactions contemplated herein or to take any other action referred to herein necessary to consummate the transactions contemplated herein, then the non-defaulting party, after affording the defaulting party a 10-day period after notice in which to cure such breach or default, shall have the right, in addition to the other rights specified in Section 12.02 below, to terminate this Agreement by written notice given to the other party hereto.

          (c) Upset Date. The parties shall use their best efforts to consummate promptly the transactions contemplated hereby. In the event that the Closing shall not have occurred on or prior to August 30, 2000, then, unless otherwise agreed to in writing between the parties hereto, this Agreement shall terminate on or following such date (as such date may be postponed pursuant hereto), upon written notice given by one party to the other, unless the absence of such occurrence shall be due to the failure or refusal of the party seeking to terminate this Agreement of the type described in Section 12.01(b).

          (d) Legal Restraint. Either Sellers or Purchaser may, by written notice to the other party, terminate this Agreement if at the time the written notice of termination is given, there is in effect a preliminary or permanent injunction enjoining consummation of the transactions contemplated hereby.

     12.02 REMEDIES.

          (a)  Specific  Performance.  Subject to  compliance  with the terms of
Section 12.02(d) hereof, any party desiring to proceed with the Closing despite any failure or refusal of the other party hereto of the type described in
Section 12.01(b) hereof shall have the right to pursue the remedy of specific performance.

          (b) Damages. Subject to compliance with the terms of Section 12.02(d) hereof, any party terminating this Agreement pursuant to Section 12.01(b) hereof shall, if the failure or refusal referred to in Section 12.01(b) hereof constituted a material breach of this Agreement, have the right to sue for damages and all reasonable out-of-pocket costs and expenses theretofore suffered and sustained by the non-defaulting party; provided, that no party shall be liable to the other for special, consequential or punitive damages by reason of such breach.

          (c) Effect of Termination. Except as set forth in Section 12.02(b) above, any termination of this Agreement by any party hereto shall have the effect of causing this Agreement to thereupon become void and of no further force or effect whatsoever, and thereupon no party hereto will have any rights, duties, liabilities or obligations of any kind or nature whatsoever against any other party hereto based upon either this Agreement or the transactions contemplated hereby, except in each case the obligations of each party for its own expenses incurred in connection with the transactions contemplated by this Agreement as provided in Section 13.04 and the obligations of each party with respect to confidentiality set forth in Section 8.02 hereof.

          (d) Cure Period. Any party seeking any form of relief referred to in Sections 12.02(a) or (b) hereof shall, as a condition to the right to seek such relief, afford the defaulting party hereto with a ten (10)-day period to effect reasonable cure of such breach or default.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

     13.01 COMMISSIONS AND FINDER'S FEES. Except as otherwise provided herein, each party represents that the negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Sellers directly with Purchaser in such manner as not to give rise to any claims against any party hereto for a brokerage commission, finder's fee or other like payment. Insofar as any such claims are made which are alleged to be based on an agreement or arrangements made by, or on behalf of, a party, such party agrees to indemnify and hold the other party harmless from and against all liability, loss, cost, charge or expense, including reasonable counsel fees, arising therefrom. Any fees payable to Tucker Anthony Cleary Gull shall be solely the responsible of Sellers.

     13.02 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented by written agreement of the parties hereto with respect to any of the terms contained herein.

     13.03 WAIVER OF COMPLIANCE. The rights and remedies of the parties under this Agreement are cumulative and not exclusive. Any failure by Sellers or Purchaser to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party or parties, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     13.04 EXPENSES. Each party hereto will pay the expenses incurred by such party or on such party's behalf in connection with this Agreement or any transaction contemplated by this Agreement, whether or not such transaction shall be consummated, including, without limitation, all fees of its counsel. Sellers shall bear the expense of any transfer tax or sales tax applicable to the transactions contemplated hereby.

     13.05 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail with postage prepaid or delivered by express delivery or facsimile transmission (with copy by mail) or electronic mail (with copy by mail):

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
          (a) If to Artisoft or Triton, to:

              Artisoft, Inc.
              5 Cambridge Center, 3rd Floor
              Cambridge, MA 02142
              Attention:  Michael P. Downey, Chairman
              Fax: (617) 494-9946
              e-mail: mpdowney@yahoo.com

              with a copy to:

              Morrison & Foerster LLP
              19900 MacArthur Boulevard, 12th Floor
              Irvine, California 92612
              Attention: Richard Babcock, Esq.
              Fax: (949) 251-0900
              e-mail: rbabcock@mofo.com

or to such other person or address as Sellers shall furnish to the other parties in writing.

          (b) If to Purchaser or SpartaCom, to:

              SpartaCom Inc.
              3425-D Corporate Way
              Duluth, GA 30096
              Attn:    Dominique Le Roux, President and CEO
              Fax (770) 232-9536
              e-mail: dleroux@spartadev.com

              with a copy to:

              Prologue Software
              Z.A. de Courtaboeuf
              12, av des Tropiques
              B.P. 73
              91943 Les Ulis Cedex
              Attention:  Christian Leonetti, Directeur General
              Fax: (011-33) 1.69.29.90.43
              e-mail: cleonetti@prologue-software.fr
              with a copy to:

              Bureau Francis Lefebvre - New York
              712 Fifth Avenue, 29th floor
              New York, NY 10019
              Attention:  Carina Levintoff, Esq.
              Fax:  (212) 246-2931
              e-mail:  clevintoff@bflny.com

or to such other person or address as Purchaser or SpartaCom shall furnish to the other parties in writing.

     13.06 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, except that Purchaser may assign this Agreement to an affiliate of Purchaser or to any financial institution providing financing to Purchaser, provided, however, that such assignment shall not relieve Purchaser or SpartaCom of their respective obligations and liabilities hereunder.

     13.07 GOVERNING LAW; ETC.

          (a) This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any choice of law or its conflicts of law doctrine (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In the event of a breach of this Agreement, the non-breaching party shall be entitled to recover its costs, and expenses (including reasonable legal fees) incurred in enforcing this Agreement.

          (b) The parties hereto, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably consent and subject themselves to the exclusive jurisdiction of the United States District Court for the District of Delaware or any Delaware state court in respect of any and all matters arising under or in connection with this Agreement and service of process, notices and demands of any such court and any other notices or the communications required or permitted under this Agreement may be made upon any of them by personal service at any place where they may be found or by mailing copies of such process, notices, demands and communications by certified or registered mail, postage prepaid and return receipt requested, to the addresses hereinabove set forth.

          (c) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY (I) WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY AND ALL QUESTIONS OF FACT, LAW OR BOTH, AND WHETHER IN TORT, CONTRACT OR OTHERWISE, IN ANY ACTION OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, COMMENCED BY ANY OF THEM, WHICH IN ANY WAY ARISES OUT OF OR IN ANY WAY IS CONNECTED, WHETHER DIRECTLY OR INDIRECTLY, WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECITON WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, AND ANY AND ALL COUNTERCLAIMS WITH RESPECT THERETO, AND (II) AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE A COPY OF THIS SECTION 13.07(C) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AS PROVIDED IN THIS SECTION 13.07(C).

     13.08 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.09 EFFECTIVENESS; BINDING EFFECT. This Agreement shall become effective as to each party hereto when and only when this Agreement shall have been executed by such party; provided, however, that this Agreement shall be null and void ab initio as to each party hereto in the event that all parties hereto shall not have executed this Agreement within five (5) days of the date upon which any party hereto shall have executed this Agreement.

     13.10 HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     13.11 ENTIRE AGREEMENT. This Agreement including the Exhibits and Schedules hereto and other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

     13.12 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     13.13  MUTUAL   AGREEMENT.   This  Agreement   embodies  the   arm's-length
negotiation and mutual agreement among the parties hereto and shall not be construed against any party as having been drafted by it.

     13.14 SEVERABILITY. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the application law of such jurisdiction as it shall then appear.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their respective duly authorized officers, all as of the day and year first above written.



                                        SPARTACOM TECHNOLOGIES, INC.

                                        By: /s/ Dominique Le Roux
                                           -------------------------------------
                                           Dominique Le Roux
                                           President


                                        SPARTACOM INC.
                                        (for purposes of
                                        Articles IV, VI, XI and XIII)


                                        By: /s/ Dominique Le Roux
                                           -------------------------------------
                                           Dominique Le Roux
                                           President and CEO


                                        ARTISOFT, INC.


                                        By: /s/ Michael P. Downey
                                           -------------------------------------
                                           Michael P. Downey
                                           Chairman of the Board
                                           Acting CEO


                                        TRITON TECHNOLOGIES, INC.


                                        By: /s/ Michael P. Downey
                                           -------------------------------------
                                           Michael P. Downey
                                           Chairman of the Board
                                           Acting CEO